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                                                                EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of MRV Communications, Inc. (File No. 33-96458) and into the Registration Statement on Form S-3 of MRV Communications, Inc. (File No. 333-17537) of our report dated February 7, 1997 included in the Form 10-K of MRV Communications, Inc. for the year ended December 31, 1996.


                                        /s/ Arthur Andersen LLP


                                        ARTHUR ANDERSEN LLP


Los Angeles, California
April 14, 1997